As filed with the Securities and Exchange Commission on January 25, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DISCOVER FINANCIAL SERVICES

(Exact name of Registrant as specified in its charter)

Delaware	6141	36-2517428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2500 Lake Cook Road

Riverwoods, Illinois 60015

(224) 405-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officer)

Kathryn McNamara Corley, Esq.

Executive Vice President, General Counsel and Secretary

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

(224) 405-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Michael T. Kohler

Edward D. Ricchiuto

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
3.850% Senior Notes Due 2022	$500,000,000	100%	$500,000,000	$68,200

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 25, 2013

PROSPECTUS

Offer to Exchange

$500,000,000 aggregate principal amount of

3.850% Senior Notes Due 2022

(that we refer to as the “original notes”)

(CUSIP Nos. 254709 AH1 and U25477 AD9)

for

$500,000,000 aggregate principal amount of 3.850% Senior Notes Due 2022

(that we refer to as the “exchange notes”)

(CUSIP No. 254709 AJ7)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

The exchange offer will expire at 5:00 p.m.,

New York City time, on                     , 2013, unless extended.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $500,000,000 aggregate principal amount of our outstanding original notes (CUSIP Nos. 254709 AH1 and U25477 AD9) for a like principal amount of our exchange notes (CUSIP No. 254709 AJ7) that have been registered under the Securities Act. When we use the term “notes” in this prospectus, the term includes the original notes and the exchange notes unless otherwise indicated or the context otherwise requires. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

The terms of the exchange notes are substantially identical to the terms of the original notes in all material respects, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

We will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on                     , 2013, unless extended (the “expiration date”).

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

We will not receive any proceeds from the exchange offer.

The exchange of original notes for exchange notes should not be a taxable event for U.S. federal income tax purposes.

No public market currently exists for the original notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original securities where such original securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 7 to read about important factors you should consider before tendering your original notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the Securities and Exchange Commission (the “SEC”). See “Incorporation of Certain Documents by Reference.” Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Discover Financial Services

Office of the Corporate Secretary

2500 Lake Cook Road

Riverwoods, Illinois 60015

(224) 405-0900

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

i

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains or will contain certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended November 30, 2012, including under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus. The statements are only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following:

•

changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt, and investor sentiment;

•

the impact of current, pending and future legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform, consumer financial services practices, anti-corruption, and funding, capital and liquidity;

•	the actions and initiatives of current and potential competitors;

•	our ability to manage our expenses;

•	our ability to successfully achieve full card acceptance across our networks and maintain relationships with network participants;

•	our ability to sustain and grow our private student loan and mortgage loan products;

•	our ability to manage our credit risk, market risk, liquidity risk, operational risk, legal and compliance risk, and strategic risk;

•	the availability and cost of funding and capital;

•	access to deposit, securitization, equity, debt and credit markets;

•	losses as a result of mortgage loan repurchase and indemnification obligations to secondary market purchasers;

•	the impact of rating agency actions;

•	the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices;

•	losses in our investment portfolio;

•	limits on our ability to pay dividends and repurchase our common stock;

•	limits on our ability to receive payments from our subsidiaries;

•	fraudulent activities or material security breaches of key systems;

•	our ability to increase or sustain Discover card usage or attract new customers;

•	our ability to maintain relationships with merchants;

•	the effect of political, economic and market conditions, geopolitical events and unforeseen or catastrophic events;

•	our ability to introduce new products or services;

•	our ability to manage our relationships with third-party vendors;

•	our ability to maintain current technology and integrate new and acquired systems;

•	our ability to collect amounts for disputed transactions from merchants and merchant acquirers;

•	our ability to attract and retain employees;

•	our ability to protect our reputation and our intellectual property;

•	difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies; and

•	new lawsuits, investigations or similar matters or unanticipated developments related to current matters.

We routinely evaluate and may pursue acquisitions of or investments in businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

The foregoing review of important factors should not be construed as exclusive and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. Except for any ongoing obligations to disclose material information as required under U.S. federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus, whether as a result of new information, future developments or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the consummation or termination of the exchange offer (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended November 30, 2012;

•	our Definitive Proxy Statement on Schedule 14A filed on February 24, 2012; and

•	our Current Reports on Form 8-K filed on December 4, 2012 and December 20, 2012 (but only with respect to Item 5.02).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.discoverfinancial.com. Information on our website does not constitute part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of our SEC filings, or the documents we incorporate by reference herein, at no cost, by writing or telephoning us at:

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

Attention: Investor Relations

Telephone: (224) 405-0900

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

SUMMARY

The following summary highlights selected information included in or incorporated by reference into this prospectus and may not contain all of the information that is important to you. Before deciding whether you should participate in the exchange offer, you should read this prospectus in its entirety, including the documents incorporated by reference herein, especially the risks of participating in the exchange offer discussed under “Risk Factors” contained herein and under “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2012, all of which are incorporated by reference into this prospectus as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein. Each reference in this prospectus to “we,” “us,” “our,” “Discover” or “the Company” means Discover Financial Services and its consolidated subsidiaries, unless the context requires otherwise.

The Company

Discover Financial Services is a direct banking and payment services company. We are a bank holding company under the Bank Holding Company Act of 1956 and a financial holding company under the Gramm-Leach-Bliley Act, subject to oversight, regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We offer credit cards, student loans, personal loans and deposit products through our Discover Bank subsidiary and home loans through our Discover Home Loans, Inc. subsidiary. We had $61.0 billion in loan receivables and $27.9 billion in deposits issued through direct-to-consumer channels and affinity relationships at November 30, 2012. We operate the Discover Network, our credit card payments network; the PULSE network (“PULSE”), our automated teller machine (“ATM”), debit and electronic funds transfer network; and Diners Club International (“Diners Club”), our global payments network.

Our principal executive offices are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and our telephone number is (224) 405-0900.

Summary of the Exchange Offer

On November 21, 2012, in connection with a private exchange offer, we issued $500,000,000 aggregate principal amount of 3.850% Senior Notes Due 2022. As part of that issuance, we entered into a registration rights agreement with the dealer managers of the private exchange offer, dated as of November 21, 2012, in which we agreed, among other things, to deliver this prospectus to you and to use all commercially reasonable efforts to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Securities offered	$500,000,000 aggregate principal amount of 3.850% Senior Notes Due 2022 that have been registered under the Securities Act (the “exchange notes”). The form and terms of the exchange notes are substantially identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

Exchange offer	We are offering to exchange up to $500,000,000 principal amount of the outstanding original notes for a like principal amount of the exchange notes. You may tender original notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will issue exchange notes promptly after the expiration of the exchange offer. In order to be exchanged, an original note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the exchange offer, all original notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, there is $500,000,000 aggregate principal amount of original notes outstanding. The $500,000,000 aggregate principal amount of original notes were issued under the senior indenture, dated as of June 12, 2007, between Discover Financial Services and U.S. Bank National Association, as trustee (the “Trustee”) (as supplemented to date, the “Indenture”). If all outstanding original notes are tendered for exchange, there will be $500,000,000 principal amount of 3.850% Senior Notes Due 2022 (that have been registered under the Securities Act) outstanding after this exchange offer.

Expiration date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, which is the twenty-first business day of the offering period, unless we extend the period of time during which the exchange offer is open. In the event of any material change in the offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the exchange offer period following notice of the material change. By signing or agreeing to be bound by the letter of transmittal, you will represent, among other things, that:

• you are not an affiliate of ours or if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• you are acquiring the exchange notes in the ordinary course of your business;

•      at the time of the exchange offer, you have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the original notes or the exchange notes; and

•      if you are a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market making or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes. For further information regarding resales of the exchange notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued interest on the exchange notes and original notes	The exchange notes will bear interest from and including the most recent date to which interest has been paid or provided for on the original notes or, if no interest has been paid, from the issue date of the original notes. If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes, provided that you will receive interest on the original notes and not the exchange notes if and to the extent the record date for such interest payment occurs prior to completion of the exchange offer. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the exchange offer	The exchange offer is subject to customary conditions. If we materially change the terms of the exchange offer, we will re-solicit tenders of the original notes and extend the exchange offer period if necessary so that at least five business days remain in the exchange offer period following notice of any such material change. See “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for tendering original notes	A tendering holder must, at or prior to the expiration date:

•      transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

•      if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus. See “The Exchange Offer—Procedures for Tendering.”

Special procedures for beneficial holders	If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Withdrawal Rights.”

Acceptance of original notes and delivery of exchange notes	Subject to the conditions stated in the section “The Exchange Offer—Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Material U.S. federal tax consequences	Your exchange of original notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Regulatory requirements	Following the effectiveness of the registration statement covering the exchange offer by the SEC, no other material federal regulatory requirement must be complied with in connection with this exchange offer.

Exchange agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of proceeds; expenses	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes and the exchange notes) other than commissions or concessions of any brokers or dealers.

Resales	Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that exchange notes issued under this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of original notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker dealer who purchased the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no action letters, (ii) will not be entitled to tender its original notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Consequences of not exchanging original notes	If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

• if they are registered under the Securities Act and applicable state securities laws;

• if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

• if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will generally retain no rights under the registration rights agreement. We currently do not intend to register the original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offer—Registration Rights Agreement.”

Risk factors	For a discussion of significant risk factors applicable to the exchange notes and the exchange offer, see “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

Summary of the Terms of the Exchange Notes

The following is a summary of the terms of the exchange notes. The form and terms of the exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the exchange notes, see the section of this prospectus entitled “Description of Exchange Notes.”

Issuer	Discover Financial Services

Securities offered	$500,000,000 aggregate principal amount of 3.850% Senior Notes Due 2022

Maturity	November 21, 2022

Interest	Interest will accrue at the rate of 3.850% per annum, and will be payable in cash semi-annually in arrears on May 21 and November 21 of each year (or if the 21st day of any such month is not a business day, on the next business day). Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking	The exchange notes will be senior unsecured obligations of Discover Financial Services and will rank on parity with each other and with all of Discover Financial Services’ other senior unsecured indebtedness. The exchange notes will be effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and to any of our existing and future secured indebtedness.

Optional Redemption	We may redeem some or all of the exchange notes, in whole or in part, at any time or from time to time, at the redemption prices set forth in the Indenture, as summarized in this prospectus. See “Description of Exchange Notes—Optional Redemption of the Notes by the Company.”

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of exchange notes may require us to repurchase all or a portion of such holder’s exchange notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, on the repurchase date. See “Description of Exchange Notes—Repurchase at the Option of Holders.”

Certain covenants	Other than as described above under “Change of Control Triggering Event,” there are no covenants or other provisions in the Indenture that would afford holders of exchange notes additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction. See “Description of Exchange Notes—Certain Covenants—Restrictions on Consolidations, Mergers and Sales of Assets.” In addition, the Indenture includes a restriction on our ability to secure indebtedness with the voting stock of Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank or holding voting securities of Discover Bank. See “Description of Exchange Notes—Certain Covenants—Negative Pledge.”

RISK FACTORS

Investing in the notes involves risks. Before deciding whether to participate in the exchange offer, you should consider carefully the risks described below and all of the information contained in or incorporated by reference into this prospectus before making an investment decision. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2012 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Relating to the Exchange Notes

An active trading market for the exchange notes may not develop.

There is no existing trading market for the exchange notes. We do not intend to apply for listing of the exchange notes on the New York Stock Exchange or any other exchange. Even if a trading market for the exchange notes develops, the liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, the exchange notes.

Our credit ratings may not reflect all risks of an investment in the exchange notes.

The credit ratings of the exchange notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the exchange notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the exchange notes.

We are a holding company that conducts all of our business through subsidiaries. The debt and other liabilities of our subsidiaries will be effectively senior to the exchange notes.

We conduct all of our business through our subsidiaries, including Discover Bank, which represented 98% of our assets as of November 30, 2012. Our cash flow and, consequently, our ability to pay interest in cash and to service our debt, including the exchange notes, are dependent to a certain extent upon the cash flow of our subsidiaries and the payment of funds to us by those subsidiaries in the form of loans, dividends or otherwise. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make cash available for that purpose. In addition, Discover Bank and many of our other operating subsidiaries are highly regulated and may be subject to restrictions on their ability to pay dividends to us. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill their own direct debt service requirements.

The exchange notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. To the extent that any of our subsidiaries have outstanding indebtedness, the exchange notes will effectively rank junior to such indebtedness and other liabilities, including deposits. As of November 30, 2012, excluding intercompany amounts, our subsidiaries had approximately $64.2 billion of total indebtedness and other liabilities, including deposits. See “Description of Exchange Notes—Ranking” in this prospectus.

The exchange notes will be effectively subordinated to all of our existing and future secured debt and to the existing and future debt of our subsidiaries.

The exchange notes are not secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the exchange notes will effectively be subordinated to any secured indebtedness we or our subsidiaries may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In the event of the dissolution, a winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the exchange notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes.

There are no covenants in the Indenture governing the exchange notes relating to our ability to incur future indebtedness or pay dividends and limited restrictions on our ability to engage in other activities, which could adversely affect our ability to pay our obligations under the exchange notes.

The Indenture does not contain any financial covenants. The Indenture permits us and our subsidiaries to incur additional debt, including secured debt. Because the exchange notes will be unsecured, in the event of any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding regarding us, whether voluntary or involuntary, the holders of our secured debt will be entitled to receive payment to the extent of the assets securing that debt before we can make any payment with respect to the exchange notes. If any of the foregoing events occurs, we cannot assure you that we will have sufficient assets to pay amounts due on our debt and the exchange notes. As a result, you may receive less than you are entitled to receive or recover nothing if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

The Indenture does not limit our subsidiaries’ ability to issue or repurchase securities, pay dividends or engage in transactions with affiliates. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the exchange notes.

We may be unable to repurchase the exchange notes if we experience a change of control and a related downgrade in the credit rating of the exchange notes.

Under certain circumstances, we are required, under the terms of the exchange notes, to offer to purchase all of the outstanding exchange notes at 101% of their principal amount if we experience a change of control and a related downgrade in the credit rating of the exchange notes. Our failure to repay holders tendering exchange notes upon a change of control and related downgrade will result in an event of default under the exchange notes. If a change in control and a related downgrade were to occur, we cannot assure you that we would have sufficient funds to purchase the exchange notes, or any other securities that we would be required to offer to purchase. We may require additional financing from third parties to fund any such purchases, but we cannot assure you that we would be able to obtain such financing.

The change of control provision may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control triggering event. Such a transaction may not involve a change of the magnitude required under the definition of change of control or may not result in a ratings downgrade to trigger our obligation to repurchase the exchange notes. Except as described under “Description of Exchange Notes—Repurchase at the Option of Holders,” the exchange notes do not contain provisions that permit the holders of the exchange notes to require us to repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

Risks Relating to the Exchange Offer

The consummation of the exchange offer may not occur.

We will exchange up to the aggregate principal amount of original notes for exchange notes that are tendered in compliance with, and pursuant to, the terms and conditions of the exchange offer described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes, during which time those holders of original notes will not be able to effect transfers of their original notes tendered in the exchange offer. We may, however, waive these conditions at our sole discretion prior to the expiration date. See “The Exchange Offer—Conditions to the Exchange Offer.”

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold or to sell such original notes at the price you desire because there will be fewer original notes of such series outstanding.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it receives in exchange for original notes in the exchange offer. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their exchange notes.

Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

Noteholders are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we completed the issuance of the original notes in connection with a private exchange offer on November 21, 2012, we entered into a registration rights agreement with the dealer managers of the private exchange offers. Under the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer within 120 days of the settlement date of the original notes. We also agreed to use our commercially reasonable efforts to cause the registration statement to become effective with the SEC within 180 days of the settlement date of the original notes (unless such registration statement is reviewed by the SEC, in which case within 240 days of the settlement date of the original notes) and to consummate this exchange offer within 60 days after the registration statement is declared effective. The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if we fail to comply with such filing, effectiveness and offer consummation requirements. See “—Registration Rights Agreement” below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.

The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on November 21, 2012, and is available from us upon request. See “Where You Can Find More Information.”

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date and not validly withdrawn as permitted below. We will issue a like principal amount of exchange notes in exchange for the principal amount of the corresponding original notes tendered under the exchange offer. As used in this prospectus, the term “expiration date” means                    , 2013, which is the twenty-first business day of the offering period. However, if we have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest date to which we extend the exchange offer.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the original notes is outstanding. The original notes were issued under the Indenture. This prospectus, together with the letter of transmittal, is first being sent on or about                    , 2013, to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. We may elect to extend the exchange offer period if less than 100% of the original notes are tendered or if any condition to consummation of the exchange offer has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change in the exchange offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the offering period following notice of the material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offer.

Original notes tendered in the exchange offer must be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No dissenter’s rights of appraisal exist with respect to the exchange offer.

We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Procedures for Tendering

Except as described below, a tendering holder must, at or prior to 5:00 p.m., New York City time, on the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to U.S. Bank National Association, as the exchange agent, at the address listed below under the heading “—Exchange Agent;” or

•

if original notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message to the exchange agent at the address listed below under the heading “—Exchange Agent.”

In addition:

•	the exchange agent must receive, at or before 5:00 p.m., New York City time, on the expiration date, certificates for the original notes, if any; or

•

the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at The Depository Trust Company, or DTC, the book-entry transfer facility.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original notes to anyone other than the exchange agent.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of original notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note prior to the expiration date. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured prior to the expiration of the exchange offer. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a certificate of the original notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the original notes.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of original notes will represent, among other things:

•	that it is not an affiliate of ours or if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the exchange notes will be acquired in the ordinary course of its business;

•	at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the original notes or the exchange notes; and

•

if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market making or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered. We will issue the exchange notes promptly after the expiration of the exchange offer and acceptance of the original notes. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice of such acceptance to the exchange agent, with prompt written confirmation of any oral notice.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Since no interest has been paid on the original notes, holders of exchange notes will receive interest accruing from November 21, 2012. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:

•	certificates for the original notes, or a timely book-entry confirmation of the original notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes promptly after the expiration of the exchange offer. In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be returned or recredited promptly after the expiration of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC at or prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed below under “—Exchange Agent” at or prior to 5:00 p.m., New York City time, on the expiration date.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender original notes. Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Withdrawal Rights

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

•

in the case of original notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the original notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the original notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

•	specify the name in which the original notes are registered, if different from that of the depositor.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder promptly after the expiration of the exchange offer. In the case of original notes tendered by book-entry transfer, the original notes will be credited to an account maintained with the book-entry transfer facility for the original notes promptly after the expiration of the exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described under “ — Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date any of the following events occurs:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the exchange offer; or

•	the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

By Overnight Delivery, Registered or Certified Mail:	By Facsimile Transmission: (651) 495 8158
U.S. Bank National Association West Side Flats Operations Center Attn: Specialized Finance Offer 60 Livingston Avenue Mail Station EP-MN WS2N St. Paul, MN 55107-2292

By Hand: U.S. Bank National Association West Side Flats Operations Center Attn: Specialized Finance Offer 60 Livingston Avenue Bond Drop Window St. Paul, MN 55107-2292	For informational requests: (651) 495 3511

All other questions should be addressed to Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Investor Relations. If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes and the exchange notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the exchange agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of original notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes who do not exchange their original notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer of such original notes as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the SEC’s staff;

•	will not be able to tender its original notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights Agreement

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the original notes. A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on November 21, 2012 and is available from us upon request. See “Where You Can Find More Information.”

On November 21, 2012, we and the dealer managers of the private exchange offer entered into the registration rights agreement. Pursuant to the registration rights agreement, we agreed to conduct a registered exchange offer (the “Registered Exchange Offer”), whereby holders of original notes could exchange their original notes for a like aggregate principal amount of substantially identical exchange notes. We agreed to file with the SEC a registration statement (the “Exchange Offer Registration Statement”), with respect to the exchange notes. Upon the effectiveness of this Exchange Offer Registration Statement, we will offer to the holders of the original notes pursuant to the Registered Exchange Offer who are able to make certain representations the opportunity to exchange their original notes for exchange notes.

If, with respect to the Registered Exchange Offer, either: (1) we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC regulations or interpretations; (2) the Registered Exchange Offer is not consummated within 60 days following the effectiveness of the Exchange Offer Registration Statement; or (3) any holder of original notes notifies us that: (i) it is not eligible to participate in the exchange offer or (ii) it does not receive freely tradeable exchange notes in the exchange offer; then we will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the original notes by the holders of the original notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

We agreed to file an Exchange Offer Registration Statement with the SEC within 120 days of the settlement date of the original notes and use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the settlement date of the original notes (unless the Exchange Offer Registration Statement is reviewed by the SEC, in which case within 240 days of the settlement date of the original notes). Unless the exchange offer would not be permitted by applicable law or SEC regulations or interpretations, we will (a) commence the exchange offer, and (b) use all commercially reasonable efforts to issue on or prior to 60 days after the date on which the Exchange Offer

Registration Statement is declared effective by the SEC the exchange notes in exchange for all of the original notes tendered prior thereto in the exchange offer. If obligated to file the Shelf Registration Statement, we will file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises or, if later, 120 days after the settlement date of the original notes, and use commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act no later than 120 days after such obligation arises (unless the Shelf Registration Statement is reviewed by the SEC, in which case not later than 180 days after such obligation arises).

We will pay additional interest to each holder of the original notes if: (1) the Exchange Offer Registration Statement is not filed with the SEC on or before the date specified for such filing; (2) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); (3) we fail to consummate the exchange offer within 240 days of the settlement date of the original notes; (4) if required, the Shelf Registration Statement is not declared effective on or prior to the date specified for such effectiveness; and (5) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective or becomes effective but thereafter ceases to be effective or usable for its intended purpose under the circumstances set forth in the registration rights agreement (each such event referred to in clauses (1) through (5) above, a “Registration Default”).

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest will be paid in an amount equal to 0.25% per annum of the principal amount of the applicable original notes. The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum of the principal amount of the applicable original notes.

All accrued additional interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of definitive original notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

Holders of the original notes will be required to make certain representations to us in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have their original notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above. By including the original notes in the Shelf Registration Statement, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of original notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing exchange notes, we will receive in exchange original notes of like principal amount. The original notes surrendered in exchange for exchange notes will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes, fixed charges and losses from unconsolidated investees by (2) total fixed charges. For purposes of computing these ratios, fixed charges consist of interest expense and an estimated interest portion of rental expense.

	For the Year Ended November 30,
	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	3.8x	3.4x	1.8x	2.7x	2.3x

DESCRIPTION OF EXCHANGE NOTES

The following summary sets forth certain terms and provisions of the exchange notes and the Indenture (as defined herein), does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the exchange notes and the Indenture, including the definitions therein, copies of which are available for inspection at the office of the Trustee (as defined herein) at 100 Wall Street, 16th Floor, New York, New York 10005. Capitalized terms not otherwise defined herein shall have the meanings given to them in the exchange notes and in the Indenture. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the exchange notes. We urge you to read the Indenture and the exchange notes because they, and not this description, define your rights as holders of the exchange notes. For purposes of this section, “exchange notes” and “notes” will be used interchangeably.

General

We will issue the notes under the Indenture. We refer to the Indenture, as supplemented by or pursuant to the officer’s certificate establishing the terms of the notes pursuant to Section 2.03 of the Indenture, as the Indenture.

Certain defined terms used in this “Description of Exchange Notes” but not defined have the meanings assigned to them in the notes and in the Indenture. In this section, “we,” “us,” “our” and similar words refer to Discover Financial Services and not any of our subsidiaries.

The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. You may obtain a copy of the Indenture and the form of the notes from us upon request, as set forth under “Where You Can Find More Information” above.

The Notes

The aggregate principal amount of debt securities issuable under the Indenture is unlimited. We may from time to time, without notice to or consent of the holders of the notes, issue additional notes with the same terms as the notes, and such additional notes shall be consolidated with the notes issued in this offering and form a single series, though such additional notes may not be fungible with the existing notes for U.S. federal income tax purposes, in which case such additional notes shall have a different CUSIP number. The notes to be issued in this offering will form their own series of notes for voting purposes and will not be part of the same class or series of any other notes previously issued by us. References herein to the notes shall include the notes and any further notes issued as described in this paragraph. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the Trustee for cancellation.

The notes do not have the benefit of a sinking fund.

The notes will be issued only in fully registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more global notes deposited with a custodian for and registered in the name of a nominee of DTC, but in certain circumstances, may be represented by notes in certificated form. The notes are not issuable in bearer form.

Interest

The notes will bear interest at a rate of 3.850% per annum. The notes will accrue interest on their stated principal amount from and including the most recent interest payment date to which interest has been paid or duly provided for on the original notes or, if no interest has been paid, from the issue date of the original notes. Accrued and unpaid interest on the notes will be payable semi-annually in arrears on May 21 and November 21 of each year (or if the 21st day of any such month is not a business day, will be payable on the next business day), commencing on May 21, 2013. We will pay interest to the persons in whose names the notes are registered at the close of business on the May 15 and November 15 immediately preceding each interest payment date (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any date on which interest, principal or premium is payable on the notes is not a business day, then payment of such amounts payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date, redemption date or maturity date, as the case may be.

Ranking

The notes:

•	will be our senior unsecured obligations;

•	will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness;

•	will be structurally subordinated to the existing and future claims of creditors of our subsidiaries;

•	will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness; and

•	will be senior in right of payment to any of our existing and future subordinated indebtedness.

None of our subsidiaries will guarantee the notes. As noted above, the notes will be structurally subordinated to all of our subsidiaries’ existing and future obligations. See “Risks factors—We are a holding company that conducts all of our business through subsidiaries. The debt and other liabilities of our subsidiaries will be effectively senior to the exchange notes.” As of November 30, 2012, at the parent holding company level, Discover Financial Services had approximately $1.3 billion in principal amount of senior indebtedness, without giving effect to this offering, and no secured indebtedness. As of November 30, 2012, excluding intercompany amounts, our subsidiaries had approximately $64.2 billion of total indebtedness and other liabilities, including deposits.

Maturity

Unless earlier redeemed or repurchased, the notes will mature and be payable at par on November 21, 2022.

Optional Redemption of the Notes by the Company

We may redeem the notes, in whole or in part, at our option at any time at a make-whole redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming, a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points, as calculated by the Premium Calculation Agent (as defined below);

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

We will mail a notice of redemption to DTC, as holder of the notes by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption in such notice. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes of a particular series of notes are to be redeemed, the Trustee will select the particular notes or portions thereof for redemption from the outstanding notes of such series not previously called for redemption by such method as the Trustee deems fair and appropriate.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Premium Calculation Agent as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes to be redeemed.

“Comparable Treasury Price” means, with respect to a redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Premium Calculation Agent” means either of Barclays Capital Inc. or Credit Suisse Securities (USA) LLC and their respective successors, or if those firms are unwilling or unable to select the Comparable Treasury Issue, an investment banking institution of national standing appointed by the Trustee after consultation with us.

“Reference Treasury Dealer” means (1) either of Barclays Capital Inc. or Credit Suisse Securities (USA) LLC and their respective successors; provided, that if the foregoing shall cease to be primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) we will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Premium Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee will have no responsibility for calculating the redemption price.

The notes will also be subject to redemption as provided in “—Tax Redemption.”

Repurchase at the Option of Holders

If a Change of Control Triggering Event (defined below) occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent, which shall initially be the Trustee, an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party purchases all notes properly tendered and not withdrawn under its offer.

If holders of not less than 90% in aggregate principal amount of the outstanding notes properly tender and do not withdraw such notes in a Change of Control Offer (or an offer made by a third party as described above) and we, or any third-party making an offer in lieu of us, as described above, purchase all of the notes properly tendered and not withdrawn by such holders, we or the third party making such offer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or offer by such third party described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase our notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and our subsidiaries taken as a whole to another person may be uncertain.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if any of the Rating Agencies (defined below) does not announce or publicly confirm or inform the Trustee in writing at our or its request that the reduction in ratings was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has been consummated at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and our subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed in such transaction, measured by voting power rather than number of shares; or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors (defined below).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, appointed or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, appointment or election (either by vote of the board of directors or by approval of our stockholders after receipt of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and the equivalent investment grade credit rating from any additional rating agency selected by us.

“Rating Agencies” means (1) each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”); and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of its Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Our obligation to purchase the notes following a Change of Control Triggering Event is subject to the provisions described in “Discharge, Defeasance and Covenant Defeasance” below.

Payment and Transfer

Principal of, premium (if any) and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the Trustee). Payment of principal of, premium (if any) and interest on notes in global form will be made in immediately available funds to DTC’s nominee as the registered holder of such global notes. If the notes are no longer represented by global notes, payment of interest on the notes in certificated form may, at our option, be made by check mailed directly to holders at their registered addresses.

So long as the notes are represented by one or more global notes, transfers of beneficial interests in such global notes will be effected under DTC’s procedures and will be settled in same-day funds. If the notes are no longer represented by global notes, a holder may transfer or exchange notes in certificated form at the same location given in the preceding paragraph. We are not required to transfer or exchange any note selected for redemption or for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

We will not be required to:

•

register the transfer of or exchange any note if the holder has exercised the holder’s right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

•	register the transfer of or exchange notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

DTC or DTC’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to DTC.

Tax Redemption

The notes may each be redeemed as a whole, but not in part, at our option at any time prior to maturity, upon the giving of a notice of tax redemption to the holders, if we determine that, as a result of:

•

any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation; or

•	any change in official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

which change or amendment becomes effective or, in the case of a change in official position, is announced, on or after the initial date of issuance of the notes, we are or will become obligated to pay Additional Amounts with respect to the notes, as described below under “—Payment of Additional Amounts;” provided, that the obligation cannot be avoided by our taking reasonable measures available to us.

The redemption price in this case will be equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the date fixed for redemption. The date and the applicable redemption price will be specified in the notice of tax redemption, which will be given in accordance with “—Notices” below not earlier than 90 days prior to the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of the notes were actually due on such date and, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of a tax redemption, we will deliver to the Trustee:

•

a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of independent legal counsel of recognized standing to that effect based on the statement of facts.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay to a holder of any note, as additional interest, such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment by us or a paying agent of the principal of and interest on the note and any other amounts payable on the note after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed or levied by the United States or any political subdivision or taxing authority thereof or therein will not be less than the amount provided for in the note to be then due and payable under the notes.

However, the obligation to pay Additional Amounts shall not apply:

•	to any present or future tax, assessment or other governmental charge that would not have been imposed but for:

•

the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, a trust, a partnership, a limited liability company or a corporation) and the United States and its possessions, including, without limitation, the holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of the United States or being or having been engaged in a trade or business or present in the United States or having, or having had, a permanent establishment in the United States, or

•

the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	to any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

•

to any tax, assessment or other governmental charge imposed by reason of the holder’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

•	to any tax, assessment or other governmental charge that is imposed other than by withholding or deduction from payments on or in respect of any note;

•

to any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•

to any tax, assessment or other governmental charge imposed by reason of the holder’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote or as our direct or indirect subsidiary;

•

to any tax, assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

•

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, or interest on any note, if such tax, assessment or other governmental charge results from the presentation of any note for payment and the payment can be made without such withholding or deduction by the presentation of the note for payment by at least one other paying agent;

•	any withholding or deduction that is imposed or required to be made under Sections 1471 or 1472 of the Internal Revenue Code of 1986, as amended; or

•	in the case of any combination of the items listed above.

Nor will Additional Amounts be paid with respect to any payment on a note to a holder who is a fiduciary, a partnership, a limited liability company, or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to that fiduciary, a member of that partnership, an interest holder of that limited liability company, or a beneficial owner who, in each case, would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

Certain Covenants

Negative Pledge. The Indenture provides that we will not, and will not permit any of our subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance (except for Permitted Liens, as defined below) on:

•	the Voting Securities (defined below) of Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank; or

•

the Voting Securities of a subsidiary that owns, directly or indirectly, the voting securities of Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank, other than directors’ qualifying shares, in either case without making effective provisions so that the debt securities issued under the Indenture will be secured equally and ratably with (or, at our option, prior to) indebtedness so secured. For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “Voting Securities” means the stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. “Permitted Liens” means (i) liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount, (ii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000, (iii) deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and (iv) such other liens as our board of directors determines do not materially detract from or interfere with the present value or control of the Voting Securities subject thereto or affected thereby.

Restrictions on Consolidations, Mergers and Sales of Assets

The Indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•

will expressly assume the due and punctual payment of the principal of and interest on all of our debt securities issued under the Indenture and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation; and

•

immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Indenture.

Other than as described above, there are no covenants or other provisions in the Indenture that would afford holders of our notes additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include our merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets.

Reports

We are required to file with each Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939.

Events of Default

The Indenture provides holders of our notes with remedies if we fail to perform specific obligations or if we become bankrupt. You should review these provisions and the related provisions and understand which of our actions trigger an event of default and which actions do not.

Each of the following constitutes an event of default with respect to the notes:

•	default in the payment of any installment of interest upon the notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	default in payment of all or any principal of the notes as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise;

•

failure in the observance or performance of any of the other covenants or agreements in the notes or contained in the Indenture (other than a covenant or warranty with respect to the notes the breach or nonperformance of which is otherwise included in the definition of “event of default”) for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” and demanding that we remedy the same, shall have been given by registered or certified mail, return receipt requested, to (1) us by the Trustee or (2) us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes;

•

default under any mortgage, indenture or other instrument securing or evidencing any of our indebtedness or that of Discover Bank, or any subsidiary succeeding to any substantial part of the business now conducted by Discover Bank, in an aggregate principal amount of $50 million or more and which default (i) constitutes a failure to make any scheduled principal or interest payment when due after giving effect to any applicable grace period or (ii) accelerates the payment of such debt and such acceleration is not rescinded or annulled, or such debt is not discharged, within 15 days after written notice specifying such default and demanding that we remedy the same by (1) the Trustee or (2) the holders of at least 25% in principal amount of the outstanding notes;

•

a court having jurisdiction in the premises shall enter a decree or order for relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property or ordering the winding up or liquidation of our affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•

we shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or make any general assignment for the benefit of creditors.

Acceleration of Debt Securities upon an Event of Default. The Indenture provides that if an event of default applicable to any series of senior debt securities (including the notes) occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice in writing to us and to the Trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately.

Waiver of Defaults. The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of any series (including the notes) with respect to which an event of default has occurred and is continuing may on behalf of the holders of all such debt securities waive any past default or event of default and its consequences, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or a default in respect of a covenant or provision in the Indenture that cannot be modified or amended without the consent of the holder of each debt security affected. In the case of any such waiver, we, the Trustee, and the holders of all such debt securities shall be restored to their former positions and rights under the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Collection of Indebtedness. If a default in the payment of principal of, or any interest on, the notes occurs and is continuing and we fail to pay the full amount then due and payable with respect to all of the notes immediately upon the demand of the Trustee, the Trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. If any default occurs and is continuing, the Trustee may pursue legal action to enforce the performance of any provision in the Indenture to protect the rights of the Trustee and the holders of the notes.

Indemnification of Trustee for Actions Taken on Your Behalf. The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the Indenture before proceeding to exercise any trust or power at the request of such holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes.

Limitation on Actions by You as an Individual Holder. The Indenture provides that no individual holder of debt securities of any series (including a holder of the notes) may institute any action against us, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the Trustee of the continuing default;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series must have (1) made a written request upon the Trustee to institute that action and (2) offered the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•	the Trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of such series must not have given directions to the Trustee inconsistent with those of the holders referred to above.

Annual Certification. The Indenture contains a covenant that we will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on the notes prior to maturity if we comply with the following provisions.

Discharge of Indenture. If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the notes as and when the same shall have become due and payable;

•	delivered to the Trustee for cancellation all of the outstanding notes theretofore authenticated; or

•

(A) all notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) we shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to us), or, direct obligations of the United States of America, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all notes on each date that such principal or interest is due and payable;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the Indenture with respect to the notes, then the Indenture shall cease to be of further effect with respect to the notes, except as to certain rights and with respect to the transfer and exchange of the notes, rights of the holders to receive payment and certain other rights and the Trustee, on our demand accompanied by an officer’s certificate and opinion of counsel and at our cost and expense, shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture as to the notes; provided that the rights of holders of the notes to receive amounts in respect of principal of and interest on the notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange, if any, upon which the notes are listed. We will reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the notes except as to certain rights and with respect to the transfer and exchange of the notes, rights of the holders to receive payment and certain other rights.

Defeasance at Any Time. We may elect (i) to be discharged from all of our obligations (other than as to (1) transfers and exchanges of the notes and our right of optional redemption, (2) replacement of lost, mutilated, defaced, stolen or destroyed notes (3) rights of holders to receive payment of the principal and interest on the notes at the dates when due, (4) rights, obligations and duties to the Trustee, (5) rights of holders thereof to the property deposited with the Trustee in furtherance of such defeasance and (6) our obligations with respect to maintaining an office for payment) with respect to the outstanding notes, which is referred to as “defeasance” or (ii) to be released from our obligation to comply with the provisions of the Indenture described above under “—Certain Covenants” with respect to the outstanding notes which is referred to as “covenant defeasance,” in either case, if we satisfy each of the following conditions:

•

We irrevocably deposit or cause to be deposited with the Trustee in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, (A) cash in an amount, or (B) U.S. government obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all notes.

•

Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound.

•

We deliver to the Trustee an officer’s certificate (only in the case of a covenant defeasance) and an opinion of counsel to the effect that the holders of notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of a defeasance, but not in the case of covenant defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the Indenture, since that result would not occur under current tax law.

•	We deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance or covenant defeasance have been complied with.

Additionally, in the case of covenant defeasance, we must satisfy the following additional conditions:

•

No event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes shall have occurred and be continuing on the date of such deposit or, insofar as certain subsections of the Indenture pertaining to bankruptcy or insolvency provisions are concerned, at any time during the period ending on the 91st day after the date of such deposit.

•	Such covenant defeasance does not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any of our securities.

•	Such covenant defeasance does not cause any of our debt securities then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

Modification and Waiver

Modification Without Consent of Holders. We and the Trustee may, from time to time and at any time, enter into supplemental indentures without the consent of the holders of the notes to:

•	convey, transfer, assign, mortgage or pledge to the Trustee as security for the debt securities of one or more series issued under the Indenture (including the notes) any property or assets;

•	evidence the assumption by a successor corporation of our obligations;

•

add covenants for the protection of the holders of the notes and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, that in respect of any such addition we may provide for a different grace period after default, may provide for an immediate enforcement, or may limit the remedies available to the Trustee or may limit the right of the holders of a majority in aggregate principal amount of the notes to waive such an event of default;

•

cure any ambiguity or correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make any other provisions as we may deem necessary or desirable, provided that no action shall adversely affect the interests of the holders of the notes;

•	establish the forms or terms of debt securities of any series issued under the Indenture (including the notes) as permitted by specific sections of the Indenture; and

•

evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of one or more series issued under the Indenture (including the notes) and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

Modification with Consent of Holders. We and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of outstanding notes, may, from time to time and at any time, enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the holders of the notes. However, we and the Trustee may not make any of the following changes without the consent of each holder of any outstanding debt securities issued under the Indenture (including the notes) that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium (if any) or interest thereon is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due or, if the debt securities provide therefor, any right of repayment at the option of the holder; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

Book-Entry, Delivery and Form

Except as set forth below, the notes will be issued in fully registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes initially will be represented by one or more notes in registered global form without interest coupons (the “Global Notes”). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a Global Note may not be transferred except as a whole by the depositary for such Global Note to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a Global Note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a Global Note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a Global Note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon the issuance of a Global Note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as DTC, or its nominee, is the registered owner of the Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the Indenture and the Notes. Except as described below, owners of beneficial interests in a Global Note will not be entitled to have the notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the depositary for that Global Note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Note.

To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that Global Note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that Global Note as shown on the records of the depositary. Payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants or indirect participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Neither we nor the Trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Notes.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the Global Note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if DTC no longer is willing to act as depositary, ceases to be a clearing agency or if there is an Event of Default under the notes, DTC will exchange each Global Note for definitive notes, which it will distribute to its participants. These definitive notes will be subject to certain restrictions on registration of transfers and will bear certain legends.

Although we expect that DTC, Euroclear and Clearstream will follow the foregoing procedures in order to facilitate transfers of interests in each Global Note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we do not take any responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Certificated Notes

If (i) DTC notifies us that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation or (ii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, notes in certificated form will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Notices

The Trustee will cause all notices to the holders of the notes to be mailed by first class mail, postage prepaid to the address of each holder as it appears in the register of notes. Any notice so mailed will be conclusively presumed to have been received by the holders of the notes. Prospective purchasers should note that under normal circumstances DTC will be the only “holder” of the notes as that term is used herein and in the Indenture. See “—Book-Entry, Delivery and Form” above.

Concerning Our Relationship with the Trustee

U.S. Bank National Association is the trustee of the Discover Card Execution Note Trust and the Discover Card Master Trust I under Discover Bank’s amended and restated pooling and servicing agreement, and the trustee of The Student Loan Corporation’s three securitization trusts.

Governing Law

The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to a holder who exchanges its original notes for exchange notes pursuant to the exchange offer. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as original notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations) and partnerships and their partners), or to persons that hold the original notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, or non-U.S. tax considerations. Each holder is urged to consult his tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the ownership and disposition of the exchange notes.

An exchange of original notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes. Consequently, a holder of original notes should not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes should be the same as the holding period of the original notes and the tax basis in the exchange notes should be the same as the adjusted tax basis in the original notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that exchange notes issued under this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of original notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original securities where such original securities were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes and the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Notwithstanding the foregoing, we may suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or requests additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

•	the suspension is required by law;

•

we determine that the continued effectiveness of the registration statement of which this prospectus forms a part and use of this prospectus would require disclosure of confidential information related to a material acquisition or divestiture of assets or a material corporate transaction, event or development; or

•

an event occurs or we discover any fact which makes any statement made in the registration statement of which this prospectus forms a part untrue in any material respect or which requires the making of any changes in such registration statement in order to make the statements therein not misleading.

We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the exchange notes will be passed upon for us by Sidley Austin LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Discover Financial Services’ Annual Report on Form 10-K for the year ended November 30, 2012 and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Offer to Exchange

$500,000,000 aggregate principal amount of 3.850% Senior Notes Due 2022

(CUSIP Nos. 254709 AH1 and U25477 AD9)

for

$500,000,000 aggregate principal amount of 3.850% Senior Notes Due 2022

(CUSIP No. 254709 AJ7)

that have been registered under the Securities Act

PROSPECTUS

, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The registrant’s amended and restated certificate of incorporation provides that each person who was or is a director or officer shall be indemnified to the fullest extent permitted by Delaware law. The registrant’s amended and restated bylaws also provide that each person who was or is a director or officer of the registrant or a director or officer of a subsidiary of the registrant shall be indemnified to the fullest extent permitted by Delaware law. The certificate of incorporation and the bylaws of the registrant further provide that the registrant may, to the extent deemed appropriate by the registrant’s board of directors, indemnify any employees and agents of the registrant and each person who is, or was, serving at the registrant’s request as an officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The registrant’s amended and restated bylaws also permit the registrant to secure and maintain insurance on behalf of any director, officer, employee or agent of the registrant and each person who is, or was, serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity.

The registrant has obtained directors’ and officers’ liability insurance providing coverage to its directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

See the “Exhibit Index” following the signature pages hereto.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverwoods, State of Illinois, on the 25th day of January, 2013.

DISCOVER FINANCIAL SERVICES

By	/s/ R. Mark Graf
Name: R. Mark Graf
Title: Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints Kathryn McNamara Corley, R. Mark Graf and D. Christopher Greene, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-4 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 25th day of January, 2013 by the following persons in the capacities indicated.

Signature	Title

/s/ David W. Nelms	Chairman and Chief Executive Officer (Principal Executive Officer)
(David W. Nelms)

/s/ R. Mark Graf	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(R. Mark Graf)

/s/ Edward W. McGrogan	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
(Edward W. McGrogan)

/s/ Jeffrey S. Aronin	Director
(Jeffrey S. Aronin)

/s/ Mary K. Bush	Director
(Mary K. Bush)

/s/ Gregory C. Case	Director
(Gregory C. Case)

/s/ Robert M. Devlin	Director
(Robert M. Devlin)

/s/ Cynthia A. Glassman	Director
(Cynthia A. Glassman)

/s/ Richard H. Lenny	Director
(Richard H. Lenny)

/s/ Thomas G. Maheras	Director
(Thomas G. Maheras)

/s/ Michael H. Moskow	Director
(Michael H. Moskow)

Signature	Title

/s/ E. Follin Smith	Director
(E. Follin Smith)

/s/ Lawrence A. Weinbach	Director
(Lawrence A. Weinbach)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Discover Financial Services (filed as Exhibit 3.1 to Discover Financial Services’ Quarterly Report on Form 10-Q filed on July 1, 2009 and incorporated herein by reference thereto)

3.2	Certificate of Designations of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, of Discover Financial Services (filed as Exhibit 3.1 to Discover Financial Services’ Current Report on Form 8-K filed on October 16, 2012 and incorporated herein by reference thereto)

3.3	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Discover Financial Services (filed as Exhibit 3.2 to Discover Financial Services’ Quarterly Report on Form 10-Q filed on June 26, 2012 and incorporated herein by reference thereto)

3.4	Amended and Restated By-Laws of Discover Financial Services (filed as Exhibit 3.1 to Discover Financial Services’ Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference thereto)

4.1	Senior Indenture, dated as of June 12, 2007, by and between Discover Financial Services and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to Discover Financial Services’ Current Report on Form 8-K filed on June 12, 2007 and incorporated herein by reference thereto)

4.2	Form of 3.850% Rule 144A Global Note Due 2022 (filed as Exhibit 4.1 to Discover Financial Services’ Current Report on Form 8-K filed on November 21, 2012 and incorporated herein by reference thereto)

4.3	Form of 3.850% Regulation S Global Note Due 2022 (filed as Exhibit 4.2 to Discover Financial Services’ Current Report on Form 8-K filed on November 21, 2012 and incorporated herein by reference thereto)

4.4	Registration Rights Agreement, dated as of November 21, 2012, by and between Discover Financial Services and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as dealer managers (filed as Exhibit 4.3 to Discover Financial Services’ Current Report on Form 8-K filed on November 21, 2012 and incorporated herein by reference thereto)

4.5	Form of 3.850% Senior Note Due 2022

5.1	Opinion of Sidley Austin LLP with respect to legality

12.1	Statement regarding computation of ratio of earnings to fixed charges

21.1	Subsidiaries of the Registrant (filed as Exhibit 21 to Discover Financial Services’ Annual Report on Form 10-K filed on January 25, 2013 and incorporated herein by reference thereto)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5.1)

24.1	Powers of attorney (included in the signature pages hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 for U.S. Bank National Association

99.1	Form of Letter of Transmittal

99.2	Form of Letter to Clients

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees